Exhibit 99.2

CHANGE IN CONTROL SEVERANCE AGREEMENT

     THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Agreement") is entered into by and between the Federal Home Loan Bank of San Francisco (the "Bank"), and Lisa B. MacMillen, Executive Vice President and Chief Operating Officer ("Executive"), and shall be effective as of June 1, 2011 (the "Effective Date").

     In consideration of the mutual promises herein contained, the parties agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) Board. "Board" means the Board of Directors of the Bank.

          (b) Annual Incentive Amount. "Annual Incentive Amount" means an amount equal to the average of the aggregate annual short-term incentive amounts earned by Executive, pursuant to the [President's Incentive Plan/Executive Incentive Plan] in respect of the three (3) consecutive calendar years ending on the December 31 last preceding the date of termination of Executive's employment, or such lesser number of consecutive calendar years ending on such date during which Executive was employed by the Bank if Executive was not employed by the Bank during each of those three (3) calendar years. For purposes of determining Executive's Annual Incentive Amount, (i) if Executive received no annual short-term incentive amounts in respect of a calendar year due to a failure to meet applicable performance objectives, such calendar year will nevertheless be taken into account (using zero (0) as the applicable amount) in calculating Executive's Annual Incentive Amount, and (ii) if Executive was employed during a portion of a calendar year only and received a prorated short-term annual incentive amount taking into account his or her employment for only a portion of the year, the amount so received shall be annualized for purposes of calculating Executive's Annual Incentive Amount. If any portion of the short-term annual incentive amount earned by Executive consisted of securities or other property, the value of that portion of the incentive for purposes of this Agreement shall be the fair market value thereof determined in good faith by the Board.

           (c) Cause. "Cause" means (i) the commission of an act of fraud or embezzlement by Executive that has a material adverse impact on the Bank or any successor or affiliate thereof, (ii) a conviction of, or plea of "guilty" or "no contest" to, a felony by Executive, (iii) Executive's ongoing and repeated failure or refusal to perform or neglect of Executive's duties to the Bank in a material respect, which failure, refusal or neglect continues for fifteen (15) calendar days following Executive's receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect, or (iv) Executive engaging in conduct which has resulted in Executive being barred from employment by the Bank by operation of any law or regulation or by any final order of any court or regulatory authority or any agreement with any regulatory authority, including, without limitation, any removal or barring of employment of Executive pursuant to 12 USC Sections 4615, 4616, 4617 or 4636a, or any of their successor sections or provisions. The Bank shall make the determination that "Cause" exists in good faith and only if and when such determination has been approved in good faith by the Board; provided, however, that prior to a final determination that "Cause" under this Section 1(c) exists, the Bank shall (y) provide to Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, and (z) provide the Executive with an opportunity to discuss the determination that "Cause" exists with the Board prior to the final decision to terminate the Executive's employment hereunder for such "Cause."

           (d) Change in Control. "Change in Control" means (i) the merger, reorganization or consolidation of the Bank with or into another Federal Home Loan Bank or other entity, (ii) the sale or transfer of all or substantially all of the business or assets of the Bank to another Federal Home Loan Bank or other entity, (iii) the purchase by the Bank or transfer to the Bank of all or substantially all of the business or assets of another Federal Home Loan Bank, (iv) as a result of one or a series of related transactions, the number of directors of the Bank elected by members of the Bank located in California, Arizona and Nevada cease to constitute a majority of the directors of the Bank that are elected by members of the Bank (excluding, for purposes of this clause (iv), non-member independent directors), or (v) the liquidation of the Bank. Provided that the term "reorganization" contained in subparagraph (i) of the this definition shall not include any reorganization that is mandated by federal statute, rule, regulation, or directive, including 12 U.S.C. Section 1421, et seq., as amended, and 12 U.S.C. Section 4501 et seq., as amended, and which the Director of the Federal Housing Finance Agency (or successor agency) has determined should not be a basis for making payment under this Agreement, by reason of the capital condition of the Bank or because of unsafe or unsound acts, practices, or condition ascertained in the course of the Agency's supervision of the Bank or because any of the conditions identified in 12 U.S.C. Section 4617(a)(3) are met with respect to the Bank (which conditions do not result solely from the mandated reorganization itself, or from action that the Agency has required the Bank to take under 12 U.S. C. Section 1431(d)).

           (e) Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other interpretive guidance issued thereunder.

           (f) Good Reason. "Good Reason" means: (i) the relocation of Executive's principal place of employment by the Bank to a location more than fifty (50) miles from Executive's principal place of employment as of the Effective Date that also results in an increase in Executive's commute from the Executive's principal residence to Executive's principal place of employment by the Bank of more than fifty (50) miles, (ii) a change in Executive's position that materially reduces his or her duties or responsibilities, or (iii) a material reduction in the aggregate value of Executive's base salary, benefits and short-term and long-term incentive payment opportunities as an employee of the Bank taken as a whole, other than pursuant to a Bank-wide reduction of base salaries and target incentive payment opportunities for employees of the Bank generally. However, none of the foregoing events or conditions will constitute Good Reason unless: (x) Executive provides the Bank with written objection to the event or condition within ninety (90) calendar days following the occurrence thereof, (y) the Bank does not reverse or otherwise fully cure the event or condition within thirty (30) calendar days of receiving that written objection, and (z) Executive resigns his or her employment within thirty (30) calendar days following the expiration of that cure period.

           (g) Severance Termination. "Severance Termination" has the meaning set forth in Section 2.

     2. Termination and Severance. If Executive's employment is terminated by the Bank without Cause, or by Executive for Good Reason, during the period commencing on the ninetieth (90th) calendar day prior to a Change in Control and ending on the first anniversary of the Change in Control, and such termination constitutes a "separation from service" with the Bank (as such term is defined in the regulations issued under Section 409A of the Code) (a "Severance Termination"), Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Bank, the following:

           (a) Executive's fully earned but unpaid base salary, paid by the Bank when due, through the date of termination at the rate then in effect, together with all other amounts and benefits to which Executive is entitled under any benefit plan or practice of the Bank (other than the Corporate Officer Severance Policy and any other severance policy) at the time of termination;

           (b) severance pay in an amount equal to the sum of:

                     (i) two (2) times Executive's annual base salary as in effect immediately prior to the date of termination, without giving effect to any reductions thereto which constitute Good Reason, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the date of termination (or, in the event the date of termination precedes the consummation of a Change in Control and payment is not administratively practicable by the foregoing date because it is not yet known whether a Change in Control will occur within ninety (90) calendar days following the date of termination, such amount shall be paid as soon as administratively practicable but in any event no later than sixty (60) calendar days following the consummation of the Change in Control); plus

                     (ii) an amount equal to two (2) times the Annual Incentive Amount, payable in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the date of termination (or, in the event the date of termination precedes the consummation of a Change in Control and payment is not administratively practicable by the foregoing date because it is not yet known whether a Change in Control will occur within ninety (90) calendar days following the date of termination, such amounts shall be paid as soon as administratively practicable but in any event no later sixty (60) calendar days following the consummation of the Change in Control);

           (c) For the period beginning on the date of termination and ending on the one hundred eightieth (180th) calendar day following the first anniversary of the date of termination (or, if earlier, the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage), the Bank shall pay for and provide Executive and his or her dependents with healthcare and life insurance benefits which are substantially the same as the benefits provided to Executive immediately prior to the date of termination; and

           (d) executive-level outplacement services at the Bank's expense, not to exceed $25,000 provided by a firm selected by Executive from a list compiled by the Bank.

           (e) Corporate Officer Severance Policy. Notwithstanding anything contained in this Agreement to the contrary, in the event Executive receives any severance benefits pursuant to the Bank's Corporate Officer Severance Policy, or any other severance policy or plan now or hereafter maintained by the Bank, the amount of the severance benefits payable pursuant to Sections 2(b), (c) and (d) of this Agreement shall be automatically reduced by the benefits and payments received by Executive pursuant to such Corporate Officer Severance Policy or other plan or policy.

           (f) Termination for Cause, Voluntary Resignation Without Good Reason or Other Terminations Not in Connection with a Change in Control. If Executive's employment is terminated by the Bank for Cause, by Executive without Good Reason or under any circumstances other than in connection with a Change in Control as contemplated by this Section 2, the Bank shall not have any obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive (i) Executive's fully earned but unpaid base salary, through the date of termination at the rate in effect immediately prior to termination, and (ii) all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Bank at the time of termination, including without limitation the Bank's Corporate Officer Severance Policy, as applicable, in accordance with the terms of such plans or practices.

           (g) Release. As a condition to the Executive's receipt of any post-termination benefits described in this Agreement, Executive shall execute a Release (the "Release") in a form reasonably acceptable to the Bank within fifty (50) calendar days following the Severance Termination and shall not subsequently revoke such Release within the time as may be specified therein as required by law. Such Release shall be provided to Executive within five (5) calendar days following Executive's Severance Termination and shall specifically relate to all of Executive's rights and claims in existence at the time of such execution, including any claims related to Executive's employment by the Bank and his or her termination of employment, and shall exclude any obligations the Bank may have to Executive under this Agreement or any other agreement providing for obligations that survive Executive's termination of employment.

           (h) Delay of Payments. Notwithstanding anything to the contrary in this Section 2, to the extent required to avoid adverse tax consequences to Executive under Section 409A of the Code, if Executive is deemed to be a "specified employee" for purposes of Section 409A(a)(2)(B) of the Code, Executive agrees that the payments due to him or her under this Section 2 in connection with a termination of employment that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In the event of Executive's death during such six-month period, upon provision to the Bank of and failure to revoke a signed general release of all claims against the Bank and its affiliates in a form reasonably acceptable to the Bank, Executive's estate will receive the severance benefits described in this Agreement. Notwithstanding Sections 2(b), (c) and (d), if the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement or if any of the payments required to be made pursuant to Sections 2(b) or (d) would cause the Bank to fall below such applicable regulatory requirements, such payment shall be delayed until such time as the Bank achieves compliance with its regulatory capital requirements.

           (i) Exclusive Remedy. In the event of a Severance Termination, the Executive's sole remedy shall be to receive the payments and benefits described in this Section 2, and except as otherwise expressly required by law or as specifically provided herein, all of the Executive's other rights to salary, severance, benefits, bonuses and other amounts (if any) accruing on account of the termination of Executive's employment shall cease upon the Severance Termination.

           (j) Parachute Payments. (i) Notwithstanding any other provision of this Agreement, to the extent Executive would be subject to the excise tax under Section 4999 of the Code on the payment made under Section 2 hereof and any other payments or benefits Executive would receive from the Bank and its affiliates required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amount payable under this Agreement shall be automatically reduced to an amount ten dollars ($10.00) less than the lowest amount which, when combined with such other amounts and benefits required to be so included, would subject Executive to the excise tax under Section 4999 of the Code; provided, however, that payments made under this Agreement shall be so reduced only if the reduced amount received by Executive would be greater than the unreduced amount to be received by Executive less the excise tax payable under Section 4999 of the Code on such amount and the other amounts and benefits received by Executive and required to be included in the calculation of a parachute payment for purposes of Sections 280G and 4999 of the Code. In addition, Executive acknowledges and agrees that Executive is not entitled to any reimbursement by the Bank for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 2, including, without limitation, any excise tax imposed by Section 4999 of the Code.

                     (ii) Notwithstanding any other provision of this Agreement to the contrary, any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 4518(e) and any regulations promulgated thereunder, including 12 C.F.R. Part 1231.

           (k) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 2 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Bank may be offset by the Bank against amounts payable to Executive under this Section 2; provided, further, that, as provided in Section 2(c), Executive's right to continued healthcare and life insurance benefits following his or her termination of employment will terminate on the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage.

           (l) Return of the Bank's Property. If Executive's employment is terminated for any reason, the Bank shall have the right, at its option, to require Executive to vacate his or her offices prior to or on the effective date of termination and to cease all activities on the Bank's behalf. Upon the termination of his or her employment in any manner, as a condition to the Executive's receipt of any post-termination benefits described in this Agreement, Executive shall immediately surrender to the Bank all lists, books and records of, or in connection with, the Bank's business, and all other property belonging to the Bank, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Bank. Executive shall deliver to the Bank a signed statement certifying compliance with this Section 2(l) prior to the receipt of any post-termination benefits described in this Agreement.

           (m) At-Will Employment Relationship. Executive's employment with the Bank is at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Executive or the Bank. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

     3. Arbitration. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party shall select one arbitrator and the two arbitrators so chosen will select a third arbitrator who shall act as the sole arbitrator of any dispute. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Bank agree that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorneys' fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the sole arbitrator, and all other fees and costs, shall be borne by the Bank.

     4. General Relationship. Executive shall be considered an employee of the Bank within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

     5. Miscellaneous.

           (a) Modification; Prior Claims. This Agreement sets forth the entire understanding of the parties with respect to a Severance Termination, supersedes all existing agreements between them concerning a Severance Termination and may be modified only by a written instrument duly executed by each party.

           (b) Assignment; Assumption by Successor. The rights of the Bank under this Agreement may, without the consent of Executive, be assigned by the Bank, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Bank. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Bank of its obligations hereunder.  As used in this Agreement, the "Bank" shall mean the Bank as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

           (c) Survival. The covenants, agreements, representations and warranties contained in or made in Sections 2, 3 and 5 of this Agreement shall survive any termination of Executive's employment.

           (d) Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

           (e) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

           (f) Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

           (g) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

If to the Bank or the Board:

Federal Home Loan Bank of San Francisco
600 California Street
San Francisco, CA 94108
Attention: Legal Department

If to Executive:

At the residence address on file with the Bank

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

           (h) Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

           (i) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the United States and, to the extent state law may be applicable, the laws of the State of California applicable to contracts made and to be performed wholly within California without regard to the conflicts of laws principles thereof. Except as provided in Section 3, any suit brought hereon shall be brought in the federal courts sitting in San Francisco, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

           (j) Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Bank pursuant to this Agreement shall be void.

           (k) Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

           (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

           (m) Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

           (n) Withholding and other Deductions. All compensation payable to Executive hereunder shall be subject to such deductions as the Bank is from time to time required to make pursuant to law, governmental regulation or order.

          (o) Section 409A of the Code. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of Code, and the Department of Treasury Regulations and other interpretive guidance issued thereunder ("Section 409A"), including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Bank determines that any compensation or benefits payable or provided hereunder may be subject to Section 409A, the Bank reserves the right (without any obligation to do so or to indemnify the Executive for failure to do so) to adopt such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Bank reasonably determines are necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (b) comply with the requirements of Section 409A.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO	LISA B. MACMILLEN
By: /s/Dean Schultz Dean Schultz President and Chief Executive Officer	Signature: /s/Lisa B. MacMillen Executive
By: /s/ Suzanne Titus-Johnson Suzanne Titus-Johnson Senior Vice President and General Counsel